EXHIBIT 10.16

AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT

THIS AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT, dated as of April 9, 2010 (this “Amendment”), effective as of May 1, 2009, by and between Mr. David Coriaty, a resident of the State of Florida (the “Executive”), and Hawk Systems, Inc., a Delaware corporation (collectively, the “Company”).

WHEREAS, reference is hereby made to that certain Employment Agreement (the “Agreement”), dated as of May 1, 2009, by and among the Executive and the Company.

WHEREAS, the Executive and the Company wish to amend certain provisions of the Agreement as set forth herein;

NOW, THEREFORE, for and in consideration of the mutual promises and covenants other agreements contained in this Amendment the Executive and the Company hereby agree to amend the Agreement as follows:

1.   Defined Terms; Conflicting Documents.  All capitalized terms used but not defined herein shall have the meaning set forth in the Agreement.  In the event of any conflict between the Agreement and this Amendment, this Amendment shall prevail and govern.

2. Amendment to Section 3(a): Salary. Subsection (a) of Section 3 of the Agreement is deleted in its entirety and replaced with the following:

“The Company shall pay the Executive a salary at the annual rate of Five Hundred Thousand Dollars ($500,000.00) per year or such other annual rate of compensation as the Board of Directors of the Company may from time to time determine (“Base Salary”).  The Base Salary due the Executive hereunder shall be payable in equal monthly installments, less any amounts required to be withheld by the Company from time to time from such salary under any applicable federal, state or local income tax laws or similar laws then in effect.  At any time and from time to time, Executive shall be entitled to convert any accrued but unpaid salary into shares of the Company’s common stock, par value $.01 per share (“Common Stock”), at a conversion price equal to (i) the average closing bid price of the Company’s Common Stock on the 20 trading days immediately prior to such conversion date, or (ii) at such price as the board of directors of the Company shall determine and approved by the Executive.”

3. Acknowledgement.  The Company and Executive hereby acknowledge that for the fiscal year ended December 31, 2009, Executive’s total Base Salary was Five Hundred Thousand Dollars ($500,000.00).

4. Ratification. Except as specifically herein amended and modified, all terms and conditions of the Agreement remain unchanged and in full force and effect.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have duly executed this Amendment as of the date first above written, effective as of May 1, 2009.

HAWK SYSTEMS, INC., a Delaware corporation

Date: April 9, 2010	By:	/s/ Michael Diamant
Name Michael Diamant
Title Chief Executive Officer

Date: April 9, 2010	By:	/s/ David Coriaty
Name David Coriaty